PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."

                  RESEARCH COLLABORATION AND OPTION AGREEMENT
                  -------------------------------------------

Research Collaboration and Option Agreement (the "Agreement"), dated and effective as of March 8, 2000 (the "Effective Date") between Emisphere
                                     --------------
Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, NY 10591 a Delaware corporation ("Emisphere"), and Regeneron Pharmaceuticals Inc., 777 Old Saw Mill
              ---------
River Road, Tarrytown, NY 10591, a New York corporation ("Regeneron").
                                                          ---------

WHEREAS, Emisphere is engaged in the research and development of proprietary synthetic chemical compounds that enable the improved systemic delivery of therapeutic macromolecules and other compounds (including all related patents, patent applications, trade secrets, Know-How (as defined below) and other intellectual property rights presently owned by Emisphere and all patents, patent applications, Know-How and other intellectual property rights relating to inventions developed by Emisphere pursuant to the Program (as defined below), collectively the "Emisphere Technology"); and
                  --------------------

WHEREAS, Regeneron produces, or is engaged in research to produce, therapeutic macromolecules and other compounds, has significant expertise in identifying and developing compounds that mediate a variety of disorders, and has proprietary compounds and technology (including patents, patent applications, trade secrets, Know-How and other intellectual property rights presently owned by Regeneron and to be developed by Regeneron pursuant to the Program); and

WHEREAS, Emisphere and Regeneron desire to collaborate in research regarding the applicability of the Emisphere Technology to Regeneron's compounds, and to provide for certain rights and obligations of Emisphere and Regeneron in the event such research produces commercially viable applications; and

WHEREAS, Emisphere desires to grant certain options and rights to Regeneron to develop and market Regeneron's products using the Emisphere Technology.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emisphere and Regeneron (each a "Party" and together "the Parties") agree as follows:

                                   ARTICLE I

                               RESEARCH PROGRAM

           1.1     Collaboration.  Regeneron and Emisphere hereby agree to
                   -------------
collaborate on a research and development program (the "Program"), consisting
                                                        -------
of [***] (the "Stage(s)") as specified in Exhibit A of this Agreement, to research the use of the Emisphere Technology for the oral delivery of a ciliary neurotrophic factor, [***] (the "Compound"). As used herein, "a ciliary neurotrophic factor, [***] includes but is not limited to [***]. Emisphere will make available to Regeneron Emisphere Technology relevant to the Program, that is used to facilitate transport of therapeutic compounds through membranes (the "Carriers").
 --------

          1.2  Program Management.
               ------------------

          (a) Regeneron and Emisphere shall establish a steering committee (the "Steering Committee"). The function of the Steering Committee shall be to
 ------------------
plan, coordinate and manage the Program. The Steering Committee is not intended to replace any internal management procedures of either Party. Rather, it is intended to be a vehicle to ensure that the Program proceeds in a timely, coordinated, and well-planned fashion. It shall be made up of a maximum of ten members, with an equal number appointed by each of Regeneron and Emisphere and with a central contact person appointed by each Party. Each Party hereto shall name one member to be a co-chairperson of the Steering Committee. The first responsibility of the Steering Committee shall be to establish and approve a work plan to assure the timely completion of the Program. The second responsibility of the Steering Committee shall be to [***] which will be used to make the "go/no go" decision with respect to continued research into and/or development of the use of the Carriers for oral delivery of the Compound (the "Criteria") for Stages [***] only. Regeneron and Emisphere shall determine
      --------
at the end of each Stage whether the Criteria have been met. On at least a quarterly basis, the Steering Committee shall meet to review the results of the Program and to modify the work plan as necessary. On a quarterly basis or time frame agreed to by the parties, each party's respective patent counsel shall meet to discuss patent filings and intellectual property matters.

          (b) The Steering Committee shall keep minutes of its meetings, and shall be responsible only for the development and implementation of the work plan. If the members of the Steering Committee cannot agree jointly on a task in the work plan, it will be up to the Co-Chairmen to reach a decision. If the Co-Chairmen cannot reach agreement, the matter shall be brought to the CEO of Emisphere and CEO of Regeneron. In the event that the CEOs cannot resolve the issues within [***] days, the CEOs of the Parties shall mutually agree upon and appoint to the Steering Committee an additional member. If the CEOs cannot mutually agree upon the identity of such additional member within [***], the Parties shall request an arbitration panel, pursuant to section 4.19, to appoint to the Steering Committee an additional member, knowledgeable in the research-based pharmaceutical industry, possessing senior executive experience and skills, and not associated with either Party, an Affiliate of either Party or a competitor of either Party. Thereafter, all decisions will be by majority vote of the Steering Committee. Such additional member shall be appointed to the Steering Committee until such time as the CEOs mutually agree that such disputes have been resolved. Such additional member shall be instructed to render his/her votes consistent with the stated responsibilities of the Steering Committee, as set forth in section 1.2(a) above. Finally, meetings of the Steering Committee will alternate between Emisphere's designated facility and Regeneron's designated facility.

          1.3  Term; Termination; Damages.
               --------------------------

           (a) The Agreement is in effect as of the Effective Date. Subject to articles 1.3(b), (c), (d), (e), and (f), the Program shall proceed as outlined in Exhibit A. The Companies will determine at the end of each Stage whether the Criteria have been met. If the Criteria have been met, then the Program shall continue to the next Stage provided that the profile of the Compound itself does not preclude its further development [***].

          (b) If preclinical or clinical findings prevent initiation or completion of a Stage of the Program with respect to the Emisphere Technology and/or the Compound, Regeneron or Emisphere, as the case may be, will have the option of immediately terminating the Program.

          (c) Either Party may terminate this Agreement upon written notice to the other Party that such Party has committed a material breach of this Agreement if, within 60 days of receipt of such notice, such breach has not been cured, or the Parties have not agreed in writing to amend the Agreement to waive such breach.

          (d)  Should Emisphere have a bona fide written offer (the
"Offer") during [***] of this Agreement from a third party to in-license Emisphere's Technology for use with the Compound or establish an exclusive research collaboration for the Compound at terms more favorable to Emisphere than herein, Emisphere shall be obligated, [***]. Regeneron shall have [***] upon notification by Emisphere of the Offer or to [***], whichever is later (the "Decision Period"), to determine whether or not to exercise its Option (as defined below) to a license agreement (the "License Agreement"). If the Decision Period expires and Regeneron has not exercised its Option, Emisphere may immediately terminate the Program and this Agreement.

          (e) Termination or expiration of this Agreement shall not affect the rights and obligations of the Parties accrued hereunder prior to termination or expiration. To avoid doubt, it is hereby confirmed that termination of this Agreement by Regeneron because of a breach solely by Emisphere shall not affect Regeneron's options and rights as set forth in Article II. To further avoid doubt, if Emisphere terminates this Agreement because of a breach solely by Regeneron, Regeneron's options and rights under Article II shall be terminated. However, termination of this Agreement shall not affect any license entered into pursuant to such options (whether Regeneron or Emisphere is the terminating Party).

          (f) If the Steering Committee cannot agree on the scope, Criteria and tentative timelines for the Program within 45 days of the Effective Date, then the dispute resolution process outlined in section 1.2 (b) shall be initiated.

          1.4  Payments.
               --------

           (a) As part of the work plan established by the Steering Committee, the Parties shall jointly define the number of Emisphere Full Time Equivalent personnel ("FTE's") required to complete each Stage of the Program in a timely
            -----
manner. Regeneron shall pay to Emisphere [***] for each Emisphere FTE who works on the Program pursuant to the work plan as supported by appropriate documentation. Regeneron shall be required to fund Emisphere FTE's required by the work plan. All payments shall be paid by wire transfer within [***] following receipt of Emisphere's invoice by Regeneron.

           (b) "FTE" means a full-time equivalent scientific person year
                ---
directly related to the Program wherein said scientific person year refers to chemical, biological or engineering research scientists and [***]. Scientific work on or directly related to the Program to be performed by Emisphere can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, and carrying out Program management duties or such other activities as may be appropriate to the conduct of the Program.

           (c) If Regeneron desires to expand research beyond the scope of the Program, if acceptable to Emisphere in its sole discretion, the Parties hereto will mutually agree in writing upon the research programs to be added and the number of Emisphere FTE's necessary to achieve the objectives of the expanded research. The additional cost for each Emisphere FTE shall be [***] to be paid as follows: (i) an initial payment shall be made on the next date a payment is due, pro-rated for the period between such day the Emisphere FTE is added and the next quarterly payment due pursuant to Section 1.4(a), above, and (ii) all subsequent payments shall be made at the same time as the payments for the Program.

           (d) All payments by Regeneron will be made following the receipt of an invoice from Emisphere as per an invoicing structure to be provided by Regeneron.

 1.5  Ownership of Intellectual Property.
      ----------------------------------

           (a) "Emisphere Know-How" means all trade secrets, confidential
                ------------------
scientific, technical and medical information, experimental results and expertise from time to time developed, produced, created or acquired by or on behalf of Emisphere either prior to the Effective Date and pertaining to the Program or during the term and in the course of carrying out the Program, including, but not limited to, unpatented inventions, discoveries, theories, plans, ideas or designs (whether or not reduced to practice) relating to the research and development, registration for marketing, use, or sale of the Carriers, or products utilizing the Carriers, preclinical toxicology and manufacturing for the Carriers, and toxicological, pharmacological, analytical and clinical data, bioavailability studies and formulations, control assays and specification, methods of preparation, tableting techniques, salt and other physical forms, and stability data related thereto. To the extent that any of the items listed above are acquired by Emisphere, they shall only fall within the definition of Know-How hereunder to the extent to which there are no obligations or restrictions in respect of such items which would prohibit disclosure by Emisphere or free use by Regeneron or Emisphere.

           (b)  " Regeneron Improvements of Emisphere Know-How" shall mean any
                 ---------------------------------------------
improvement specifically relating to the Carriers and made solely by Regeneron during the term and in the course of carrying out the Program.

           (c)  "Regeneron Know-How" means all trade secrets, confidential
                 ------------------
scientific, technical and medical information, experimental results and expertise from time to time developed, produced, created or acquired by or on behalf of Regeneron either prior to the Effective Date and pertaining to the Program or during the term and in the course of carrying out the Program, including, but not limited to, unpatented inventions, discoveries, theories, plans, ideas or designs (whether or not reduced to practice) relating to the research and development, registration for marketing, use, or sale of the Compound, preclinical toxicology and manufacturing for the Compounds, and toxicological, pharmacological, analytical and clinical data, bioavailability studies and formulations, control assays and specification, methods of preparation, and stability data related thereto. To the extent that any of the items listed above are acquired by Regeneron, they shall only fall within the definition of Know-How hereunder to the extent to which there are no obligations or restrictions in respect of such items which would prohibit disclosure by Regeneron or free use by Emisphere or Regeneron.

           (d)  "Emisphere Improvements of Regeneron Know-How" shall mean any
                 --------------------------------------------
improvement specifically relating to the Compound and made solely by Emisphere during the term and in the course of carrying out the Program.

           (e)  "Joint Improvements" shall mean any improvement made jointly by
                 ------------------
Emisphere and Regeneron during the term and in the course of carrying out the Program.

          (f) Emisphere shall have the right to use any data including preclinical and toxicology data, protocols and methods pertaining to the Carriers and the Compound/Carrier combinations that are generated for the Program, such use being subject to the confidentiality provisions of Article IV. Regeneron shall have the right to use any data including preclinical and toxicology data, protocols and methods that are generated for the Program pertaining to Compound and the Compound/Carrier combinations, such use being subject to the confidentiality provisions of Article IV.

           (g)  "Intellectual Property" shall mean all patents, patent
                 ---------------------
applications, copyrights, Know-How, trade secrets, data generated during the Program, and other intangible property rights relating to the inventions and/or developments that pertain to the Program.

           (h) With respect to Intellectual Property conceived and/or developed by Emisphere, Regeneron or jointly as a result of activities carried-out pursuant to this Agreement, the extent of ownership of such Intellectual Property shall be as follows:

          i) if the Intellectual Property relates to the Carriers alone or the Carrier/Compound combination, Emisphere shall own such Intellectual Property without regard to which party conceived or developed the Intellectual Property;

          ii) if the Intellectual Property relates to the Compound alone, Regeneron shall own such Intellectual Property without regard to which party conceived or developed the Intellectual Property;

          iii) if the Intellectual Property is developed jointly by employees of Regeneron and Emisphere, Regeneron and Emisphere shall each own an undivided one-half interest in such Intellectual Property except as provided in sections 1.5.h.i and 1.5.h.ii above;

          iv) if the Intellectual Property is developed solely by Emisphere or solely by Regeneron and the Intellectual property does not relate to the Carrier alone, Carrier Compound combination, or the Compound alone, then the respective party shall own the Intellectual Property.

          (i) Emisphere and Regeneron shall be granted a world-wide royalty-free license on all Joint Improvements pertaining to section 1.5.h.iii.

                                  ARTICLE II

                              RIGHTS AND OPTIONS

           2.1  The Right.   Regeneron is hereby granted a right during [***]
                ---------
(the "Right") to obtain an option (the "Option") to an exclusive worldwide (the "Territory") license (the "License") to, in conjunction with Emisphere, develop,
 ---------
make, have made, use and sell products embodying the Emisphere Technology for the Compound [***] for oral delivery thereof ("Product") as defined in the
                                               -------
License, which would be executed at the end of the Option Period based upon the terms set forth in the outline attached hereto as Exhibit B, an executable version of which should be finalized within [***] after the Effective Date of this Agreement and attached to this document in Exhibit C.

           2.2  The Right Period.  The Right shall expire at the [***] or upon
                ----------------
execution of a License (the "Right Period") whichever is sooner. Execution of a License prior to the end of Stage B will eliminate and avoid the obligation to pay the Option fee for Stage C.

           2.3  The Option Fee.  In order to exercise their Right to obtain the
                --------------
Option, Regeneron shall send Emisphere a letter within the Right Period (the "Rights Letter") indicating Regeneron's intent to exercise their Right, and Regeneron will pay Emisphere [***] (the "Option Fee") by wire transfer within [***] after receipt by Emisphere of the Rights Letter. The payment of this Option fee will provide Regeneron a period of exclusivity (the "Option Period"), whereby Emisphere will not be permitted to license the Emisphere Technology for the oral delivery of the Compound to a third party.

           2.4  Option Period.  The Option shall begin upon receipt by Emisphere
                -------------
of the Option Fee and [***]. The Option period may be extended by written agreement signed by both Parties.

           2.5  Exercising the Option.  The Option shall be exercised by
                ---------------------
Regeneron, and solely at Regeneron's discretion, by delivery of a written notice (the "Option Letter") to Emisphere during the Option Period. At such time the License shall be executed and become effective after the exercise by Regeneron of the Option and the payment of $[***] (the "License Fee") to Emisphere.
Each of the Parties hereto shall execute the License Agreement relating to the Option within [***] working days of exercise thereof.

           2.6  Responsibilities of the Parties during the Option period.
                --------------------------------------------------------
During the Option Period as described in Exhibit A in Stage C, Emisphere shall
(i) provide Carrier Compound preparations for in vivo experiments, (ii) assist in the formulation development (iii) assist in Product development (iv) assist in planning for a first into man study, (vi) ensure a sufficient supply of Carriers to support required preclinical and clinical studies, and (vii ) cooperate with Regeneron for future regulatory filings. Regeneron shall (i) supply bulk Compounds for the Program, (ii) provide necessary physical or chemical data on the Compounds, (iii) take all responsibility for the necessary clinical studies, and (iv) take all responsibility for the regulatory filings necessary for the Program. During the Program it is anticipated that Emisphere will require [***] to manufacture the Carrier. Regeneron shall reimburse Emisphere for the actual cost paid by Emisphere to the contract manufacturer of the Carrier for all such material used in the Program. It is understood by the Parties that the total number of kilograms of Carrier will have to be specified in writing in the Program between the members of the Steering Committee of each Party.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

           3.1  Due Incorporation.  Each of the Parties represents and warrants
                -----------------
to the other that it is duly incorporated under the relevant laws of incorporation and each has full corporate authority to enter into and to perform its obligations under this Agreement.

           3.2  Due Authorization.  Each of the Parties represents and warrants
                -----------------
to the other that this Agreement has been fully authorized, executed and delivered by it and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties and that it does not conflict with or result in a breach of the terms of such Party's organizational documents and applicable laws, regulation or order or any agreement or other obligation to which such Party is a party.

           3.3  Litigation.  Each of the Parties represents and warrants to the
                ----------
other that it is not engaged in any litigation or arbitration, or in any dispute or controversy reasonably likely to lead to litigation, arbitration or other proceeding, which would materially affect the validity of this Agreement or such Party's ability to fulfill its respective obligations under this Agreement.

                                  ARTICLE IV

                                 MISCELLANEOUS

            4.1  Confidentiality.
                 ----------------

            4.1.1 Emisphere Information.  Regeneron will maintain in confidence,
                  ---------------------
and will ensure that its Affiliates and its and their consultants, employees, agents and representatives maintain in confidence, all proprietary and confidential information which has been or is provided by Emisphere to Regeneron, including but not limited to, Emisphere's inventions, discoveries, improvements, trade secrets, carriers (including structures and physical properties), methods, scientific protocols, business plans, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information affecting the business operations of Emisphere ("Emisphere Information"), and will not use for any purpose other than the completion of the Agreement and will not publish, disseminate, or disclose, in any manner, to any person any Emisphere Information unless: (i) Regeneron is legally required to do so, (ii) the Emisphere Information has entered or enters the public domain through no fault of Regeneron, (iii) the Emisphere information was already known by Regeneron before receipt from Emisphere, or is developed independently by Regeneron without breach of this Agreement, in either case as shown by contemporaneous written records, or (iv) the Emisphere Information is received by Regeneron from a third party under no confidentiality obligation.

           4.1.2  Regeneron Information.  Emisphere will maintain in confidence,
                  ----------------------
and will ensure that its Affiliates and its and their consultants, employees, agents and representatives maintain in confidence, all proprietary and confidential information which has been or is provided by Regeneron to Emisphere, including but not limited to, Regeneron's inventions, discoveries, improvements and methods, business plans, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information affecting the business operations of Regeneron ("Regeneron Information"), and will not use for any purpose other than the completion of the Agreement Agreement, and will not publish, disseminate, or disclose, in any manner, to any person any Regeneron Information unless: (i) Emisphere is legally required to do so, (ii) the Regeneron Information has entered or enters the public domain through no fault of Emisphere, (iii) the Regeneron Information was already known by Emisphere before receipt from Regeneron, or is developed independently by Emisphere without breach of this Agreement, in either case as shown by contemporaneous written records, or (iv) the Regeneron Information is received by Emisphere from a third party under no confidentiality obligation.

           4.1.3  Required Disclosure.  In the event that either Party is
                  -------------------
requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena civil investigative demand or other similar process) to disclose any of the confidential information of the other Party, the Party requested or required to make the disclosure shall provide the other Party with prompt notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If in the absence of a protective order or other remedy or the receipt of a waiver by such other Party, the Party requested or required to make the disclosure are nonetheless, in the opinion of counsel, legally compelled to disclose the other Party's Confidential Information to any tribunal, the Party requested or required the disclosure may without liability hereunder, disclose to such tribunal only that portion of the other Party's Confidential Information which such counsel advises is legally required to be disclosed, provided that the Party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other Party's Confidential Information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other Party's Confidential Information by such tribunal.

           4.1.4   Survival.  The provisions of this Article 4 will survive the
                   --------
termination or expiration of this Agreement for seven (7) years.

             4.2  Indemnity.
                  ---------

           4.2.1 Regeneron shall indemnify, defend and hold harmless Emisphere, its affiliates, agents, directors, officers and employees from and against any loss, damage, action, proceeding, expense or liability (including attorney's fees) ("Loss") arising from or in connection with any claim of a
                   ----
third party with regard to the manufacture, importation, exportation, distribution, sale, offer for sale possession or use of any Product prepared pursuant to the Program, except for any Loss caused by Emisphere's gross negligence or intentional misconduct.

           4.2.2 Emisphere shall indemnify, defend and hold harmless Regeneron, its affiliates, agents, directors, officers and employees from and against any Loss arising from or in connection with any claim of a third party with regard to the manufacture, importation, exportation distribution, storage possession or use of any Carrier prepared and supplied by Emisphere or its third party suppliers to Regeneron, except for any Loss caused by Regeneron's gross negligence or intentional misconduct.

           4.3  Public Disclosure.  The Parties hereto agree to disclose
                -----------------
publicly upon signing the Agreement, the nature and scope of the Agreement. Thereafter, all press releases and other public disclosures shall be approved in writing in advance by both Parties, except for such disclosures permitted pursuant to Section 4.1 above, such approval not to be unreasonably withheld or delayed. Upon the occurrence of other significant events in the Program, Emisphere and Regeneron agree to make joint press releases.

           4.4  (a) Standstill.  For [***], or unless Regeneron shall have been
                    ----------
specifically invited in writing by Emisphere (it being understood that Regeneron's acknowledgment of this Agreement does not constitute such an invitation), and unless and until a third party does such, Regeneron will not, and will cause each of its Affiliates (as defined in the License Agreement attachment) not to, directly or indirectly, solicit, seek or offer to effect, negotiate with, encourage or support (including by providing financing for another person) any person with respect to, or make any statement or proposal, whether written or oral, either alone or in concert with others, to Emisphere or any of its Affiliates (whether to the Board of Directors of Emisphere, to any director or officer of Emisphere or otherwise) or to any security holder of Emisphere, or otherwise make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or transaction involving Emisphere or any Affiliate thereof, including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities, or dissolution or liquidation of Emisphere or any direct or indirect subsidiary thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to Emisphere or any affiliate thereof, (iii) any proposal or other statement inconsistent with the terms of this Agreement, (iv) any demand or proposal to amend waive or terminate any provision of this section 4.4; or (v) instigate, encourage or assist any person to do any of the foregoing.

As of the date hereof, neither Regeneron nor any Affiliate of Regeneron beneficially owns any securities of Emisphere. Regeneron agrees that without the express prior written consent of Emisphere unless and until a third party does such that Regeneron will not, and will cause each of its Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act, which meanings shall apply for all purposes of this Agreement), directly or indirectly, through one or more intermediaries or otherwise;

       i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any securities entitled to, or that may be entitled to, vote generally in the election of Emisphere's Board of Directors (collectively, "Voting Securities") or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

       ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to the Voting Securities (including by the execution of action by written consent), seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities or demand a copy of Emisphere's stock ledger, list of its stockholders, or other books and record;

          iii) participate in, encourage or support any person (or the formation of any group) which owns or seeks or offers to acquire beneficial ownership of securities of Emisphere or rights to acquire such securities or which seeks or offers to affect control of Emisphere or for the purpose of circumventing any provision of this Agreement

          iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Emisphere; or seek, alone or in concert with others, representation on the board of Directors of Emisphere or seek the removal of any member of the Board of Directors.

          (b) Standstill.  For [***], or unless Emisphere shall have been
              ----------
specifically invited in writing by Regeneron (it being understood that Emisphere's acknowledgment of this Agreement does not constitute such an invitation), and unless and until a third party does such, Emisphere will not, and will cause each of its Affiliates (as defined in the License Agreement attachment) not to, directly or indirectly, solicit, seek or offer to effect, negotiate with, encourage or support (including by providing financing for another person) any person with respect to, or make any statement or proposal, whether written or oral, either alone or in concert with others, to Regeneron or any of its Affiliates (whether to the Board of Directors of Regeneron, to any director or officer of Regeneron or otherwise) or to any security holder of Regeneron, or otherwise make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or transaction involving Regeneron or any Affiliate thereof, including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities, or dissolution or liquidation of Regeneron or any direct or indirect subsidiary thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to Regeneron or any affiliate thereof, (iii) any proposal or other statement inconsistent with the terms of this Agreement, (iv) any demand or proposal to amend waive or terminate any provision of this section 4.4; or (v) instigate, encourage or assist any person to do any of the foregoing.

As of the date hereof, neither Emisphere nor any Affiliate of Emisphere beneficially owns any securities of Regeneron. Emisphere agrees that without the express prior written consent of Regeneron unless and until a third party does such that Emisphere will not, and will cause each of its Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" directly or indirectly, through one or more intermediaries or otherwise;

       i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any securities entitled to, or that may be entitled to, vote generally in the election of Regeneron's Board of Directors (collectively, "Voting

       Securities") or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

       ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to the Voting Securities (including by the execution of action by written consent), seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities or demand a copy of Regeneron's stock ledger, list of its stockholders, or other books and record;

       iii) participate in, encourage or support any person (or the formation of any group) which owns or seeks or offers to acquire beneficial ownership of securities of Regeneron or rights to acquire such securities or which seeks or offers to affect control of Regeneron or for the purpose of circumventing any provision of this Agreement

       iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Regeneron; or seek, alone or in concert with others, representation on the board of Directors of Regeneron or seek the removal of any member of the Board of Directors.

       4.5  Change of Control.  Upon any occurrence of a change in control of
            -----------------
Emisphere or Regeneron prior to commercial introduction of the Product, the other Party shall have the right to terminate this Agreement; however, all provisions of Article 4, herein shall survive said termination, and specifically the provisions of 4.1.

For purposes of this Section 4.5 a "change of control" shall mean that (A) in any three-year period, a majority of the members of the Board of Directors elected during such three-year period shall have been so elected against the recommendation of the management of the company or the Board of Directors in office immediately prior to such election; and (B) a person, singly or as a part of a partnership, syndicate or other group, owns 50% or more of the company's capital or business assets, has the power to exercise 50% or more of the voting rights or to appoint 50% or more of the Board of Directors of the company, or otherwise has the right to control the company's affairs.

       4.6  Amendment.  No amendment, waiver or consent to this Agreement
            ---------
shall be effective unless signed in writing by both Parties hereto.

       4.7  Assignment.  Neither Party may assign its rights or obligations
            ----------
under this Agreement without the prior written consent of the other Party, except that a Party hereto may, without such prior written consent, assign any of its rights or obligations to an Affiliate in the pharmaceutical business.

       4.8  Entire Agreement.  This Agreement constitutes the entire
            ----------------
agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the Parties with respect to the subject matter hereof, whether oral or in writing.

          4.9   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
 CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          4.10  Notices.  All notices and other communications pursuant to this
                -------
Agreement shall be in writing, shall be effective when received, and shall be deemed to have been received on the date of delivery if delivered personally; or on the second business day after the business day of deposit with Federal Express or other similar courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any such address is changed by notice duly given):

to Emisphere:       Emisphere Technologies, Inc.
                    765 Old Saw Mill River Road
                    Tarrytown, NY 10591
                    Attention: Lewis H. Bender
                    Telecopy: (914) 347-2498

with copy to:       Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY 10019-6064
                    Attention: Edwin S. Maynard
                    Telecopy: (212) 757-3990

to Regeneron:       Regeneron Pharmaceutical, Inc.
                    Finance Department
                    777 Old Saw Mill River Road
                    Tarrytown, NY 10591
                    Attention: Mr. Murray Goldberg

with copy to:       Skadden, Arps, Slate, Meagher, Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Telephone: 212-735-3000
                    Fax: 212-735-2000

          4.11  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.12  Diligence.  Each Party will use diligent efforts to conduct the
                ---------
tasks assigned to it hereunder. Each Party, further, agrees to conduct such tasks at least as diligently as the Party conducts research and development for other projects of similar commercial potential and at similar stages of development. Neither Party will be responsible for delays due to factors beyond its control.

          4.13  No Agency.  It is understood and agreed that Emisphere and
                ---------
Regeneron each shall have the status of independent contractors under this Agreement and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Members of the Steering Committee who are employees of Emisphere shall be and shall remain employees of Emisphere and Regeneron shall not incur any liability for any act or failure to act by such employees. Members of the Steering Committee who are employees of Regeneron shall be and shall remain employees of Regeneron and Emisphere shall not incur any liability for any act or failure to act by such employees.

          4.14  Force Majeure.  Each Party hereto shall be relieved of its
                -------------
obligations hereunder to the extent that fulfillment of such obligations shall be prevented by acts beyond its reasonable control.

          4.15  Titles.  The titles of the Articles and Sections of this
                ------
Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such titles.

          4.16  Severability.  Each Party agrees that, should any provision of
                ------------
this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

          4.17  Waiver.  Failure by either Party to enforce any rights under
                ------
this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

          4.18  No Strict Construction.  This Agreement has been prepared
                ----------------------
jointly and shall not be strictly construed against either Party.

          4.19  Dispute Resolution.  Any dispute regarding this Agreement or
                ------------------
the enforcement of a Party's rights or obligations hereunder shall be submitted in the first instance to the Chief Executive Officers of Emisphere and of Regeneron. If the dispute cannot be resolved by the designated individuals within thirty (30) days after such submission, then the matter may be submitted to binding arbitration pursuant to the rules of the International Chamber of Commerce, such arbitration to take place in New York, NY.

          4.20  Disclosure of evaluation results.  Each party recognizes that
                --------------------------------
the other may wish to publish a scientific article or make any other public disclosure based upon the results of the Program (the "Disclosure"). Each party agrees that as a condition of any Disclosure, the disclosing party must (i) provide the other party with a copy of the proposed Disclosure prior to its submission to any public forum, (ii) receive from the other party its approval of the form and content of the proposed Disclosure, which approval shall not be unreasonably withheld, and Emisphere and Regeneron agree that no Disclosure will be submitted to any third party without the prior written consent of the other. Both Parties hereby agree that either party shall have the right to withhold its approval of any Disclosure if such Disclosure (a) contains the chemical structure of the Carrier (b) otherwise contains any of the Confidential Information of the non-disclosing party as defined in the Confidential Disclosure Agreement or (c) would require the filing of a patent application.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.



By:  ___________________________
Name:
Title:
Date:


REGENERON PHARMACEUTICALS


By:  ___________________________
Name:
Title:
Date:

                                   Exhibit A
                                   ---------
                             Collaboration Program
                             ---------------------

Stage  Title                                FTEs           Costs
                                            ----           -----
                             [***]

                      Exhibit B Outline of License Terms

The following is the basis for a license agreement.

Product:            Oral forms the Compound and a Carrier.
-------

Field:              All human therapeutic uses of the Product administered by
-----               oral means

Territory:          [***]
---------

License:            Exclusive use of Emisphere's oral delivery technology
-------             (patents and know-how) for the Product in the Territory in the Field.

Manufacturing:      Regeneron or Emisphere would manufacture the Product(s).
--------------      Emisphere would supply the Carrier [***].

Marketing:          Regeneron would have worldwide rights to market Product(s).
---------           Regeneron would have the option of declining the rights for various countries. Regeneron could find sublicensees in various countries provided the Emisphere royalty rate on net sales of the Product is unchanged.

Research &
Development         Regeneron would be responsible for full funding all
-----------         research efforts agreed upon by the two Parties for [***]
                    to identify a delivery agent suitable for a commercial product. Regeneron would be responsible for funding of all development efforts agreed upon by the two Parties including clinical and non-clinical testing during the research period and after a delivery agent is identified.

License fee:        Upon execution of a license agreement for the oral product,
------------        Emisphere would receive a payment of [***].


Milestones:         [***]
-----------

Royalty Rate to
be paid to
Emisphere:          [***]
---------

Exhibit C
---------


FORM OF LICENSE AGREEMENT

[to be attached within 90 days of the execution of this Agreement]